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                                                                    EXHIBIT 99.1

[AH LOGO]     [ARLINGTION HOSPITALITY, INC. LETTERHEAD]

For Immediate Release
CONTACT:                                             MEDIA CONTACT:
James B. Dale, Chief Financial Officer               Jerry Daly or Carol McCune
847-228-5401 x 361                                   703-435-6293
jimdale@arlingtonhospitality.com                     jerry@dalygray.com

         ARLINGTON HOSPITALITY, INC. ANNOUNCES RESULTS OF ANNUAL MEETING

         ARLINGTON HEIGHTS, Ill., October 29, 2003--Arlington Hospitality, Inc. (Nasdaq/NM: HOST), a hotel development and management company, announced the results of its 2003 Annual Meeting of Stockholders, held today at the company's offices. At the annual meeting, the company's stockholders elected the seven nominated directors, and approved the other four proposals voted upon at the meeting, which were to:

         1. ratify the appointment of KPMG LLP as the company's independent auditors for the year ending December 31, 2003;

         2. approve the company's 2003 Non-Employee Director Stock Compensation Plan;

         3.    approve the company's 2003 Long-Term Incentive Plan; and

         4. approve a 1-for-100 reverse stock split, immediately followed by a 100-for-1 forward stock split.

         The concurrent reverse/forward split approved at the meeting is intended as a means of reducing the company's administrative costs and allowing holders of less than 100 of the company's shares to receive cash for their shares without incurring transaction costs. The effective date of the reverse/forward split is November 28, 2003. Stockholders owning less than 100 shares prior to the effective date of the reverse/forward split who desire to maintain ownership in the company must purchase enough shares prior to the effective date so that they own 100 or more shares of common stock on the effective date.

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Arlington Hospitality
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         The company intends to treat stockholders holding common stock in street name through a nominee, such as a bank or broker-dealer, in the same manner as stockholders whose shares are registered in their own names. The company will instruct all nominees to effect the reverse/forward split for their beneficial holders. These nominees may, however, have different procedures for effecting the splits, so stockholders who hold shares in street name should contact their bank or broker-dealer.

         For further details on the reverse/forward split, investors should refer to the investor relations page of the company's website at www.ArlingtonHospitality.com, which has answers to frequently-asked questions regarding the transaction.

         Arlington Hospitality, Inc. is a hotel development and management company that builds, operates and sells mid-market hotels, primarily the AmeriHost Inn brand. Currently, Arlington Hospitality, Inc. owns or manages 66 properties in 17 states, including 58 AmeriHost Inn hotels, for a total of 4,820 rooms, with additional AmeriHost Inn & Suites hotels under development. The AmeriHost Inn brand is a mid-market, limited service hotel brand with approximately 100 properties located in 20 states and Canada.

         This press release may contain forward-looking statements. Forward-looking statements are statements that are not historical, including statements regarding management's intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by words such as "believe," "expect," "anticipate," "intend," "estimate," "may," "will," "should," and "could." There are numerous risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements including, without limitation, risks relating to the development and operation of hotels, the timing, consummation and final terms of hotel sales, the availability of capital to finance growth, geopolitical events, competition and the historical cyclicality of the lodging industry. All forward-looking statements included in this press release are based on information available at the time of the release, and Arlington Hospitality assumes no obligation to update any forward-looking statement.



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